Exhibit 10.8

Tritium DCFC Limited ACN 650 026 314

[Director]

Deed of access, insurance and indemnity

© Corrs Chambers Westgarth

Corrs Chambers Westgarth

Contents

1	Definitions		1

2	Conditions precedent		3

3	Indemnity		3

	3.1	Indemnity as a Director of the Company	3
	3.2	Limitations of the indemnity	4
	3.3	Payment of indemnified amounts	4
	3.4	Other indemnities and claims	5

4	Rights to independent advice		5

	4.1	General advice	5
	4.2	Advice relating to Claims	5

5	Subrogation		6

	5.1	Rights of subrogation	6
	5.2	Control of Claims	6
	5.3	Exercise of rights by the Company	6
	5.4	Settlement of a Claim	7
	5.5	Benefits received by the Company	7
	5.6	Your obligations	7
	5.7	Circumstances requiring you to expend your own money	8
	5.8	Notification of Claims	8

6	Advances		8

	6.1	Advance to cover costs and expenses	8
	6.2	Effect of limitation on ability to advance	9

7	Repayment		9

	7.1	Circumstances requiring repayment	9
	7.2	Notification	9

8	Board Documents		9

	8.1	Keeping of Board Documents	9
	8.2	Access to the Board Documents	10
	8.3	Request for access and copies of Board Documents	10
	8.4	Your obligations	10
	8.5	Ownership	10
	8.6	Return of Board Documents	10
	8.7	Security of Board Documents	10
	8.8	Privilege	11
	8.9	Interaction with other rights	11

9	Insurance		11

	9.1	D&O Policy	11
	9.2	Your obligations	12
	9.3	Contravention of law	12
	9.4	Premiums	12
	9.5	Details of policies	12
	9.6	Cancellation of policies	12

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10	Group Companies		12

	10.1	Acceding member	12
	10.2	Company guarantee	13

11	Disclosure		13

12	Company’s general law rights		13

13	Variation of document		13

14	Further acts		13

15	Waiver of rights		13

16	Operation of this document		14

17	GST		14

	17.1	Construction	14
	17.2	Consideration GST exclusive	14
	17.3	Payment of GST	14
	17.4	Timing of GST payment	15
	17.5	Tax invoice	15
	17.6	Adjustment event	15
	17.7	Reimbursements	15
	17.8	Calculations based on other amounts	15
	17.9	No merger	15

18	Notices		16

	18.1	General	16
	18.2	How to give a communication	16
	18.3	Particulars for delivery of notices	16
	18.4	Communications by post	16
	18.5	Communications by email	16
	18.6	After hours communications	17
	18.7	Process service	17

19	Governing law and jurisdiction		17

20	General		17

	20.1	Effect of execution	17
	20.2	Construction	17
	20.3	Headings	18
	20.4	Deed	18

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Date

Parties

Tritium DCFC Limited ACN 650 026 314 of 48 Miller Street, Murarrie QLD 4172 (Company)

[Director]    (Director)

Background

A	The Director has been appointed as a Director of the Company.

B	As a condition of the Director agreeing to act (either at the date of this deed or any time after the date of this deed) or continuing to act as:

(a)	A Director of the Company; and

(b)	a Director of any Subsidiary of the Company in respect of which the Director also acts as a Director,

the Company agrees to indemnify the Director, provide the Director with access to the Board Documents, and obtain certain insurance, in each case on the terms set out in this document.

Agreed terms

1	Definitions

In this document these terms have the following meanings:’

Access Period	The period commencing on the Appointment Date until the later of:

(a) seven years after the expiry or conclusion of the Relevant Period; and

(b) the date on which all Claims, if any, commenced against you during that seven year period are concluded.

Appointment Date	The date you commenced acting as a Director of the Company.

Board	The board of directors of the Company.

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Board Documents	(a) All existing and future material or documents prepared for, or made available to, the Board during the Relevant Period (including board papers, submissions, minutes, memoranda, legal opinions, financial statements, forecasts, accounting records, valuations, committee papers and documents tabled at a meeting of the Board or any committee of the Board); and

(b) any other documents which are referred to in that material.

Business Days	A day which is not a Saturday, Sunday or bank or public holiday in Queensland.

Chair	The chair of the Board.

Claim	Any claim, demand, suit, action, Investigation, proceeding or cause of action commenced or threatened and arising out of you being a Director of the Company, including threatened proceedings where there is a reasonable prospect of you being involved in the Claim in relation to or emanating from the role as a Director of the Company.

Constitution	The Company’s constitution in effect from time to time.

Corporations Act	The Corporations Act 2001 (Cth).

D&O Policy	A contract or contracts of insurance taken out and maintained with a reputable insurance company for your benefit that is designed to insure you against liability for acts or omissions in your role as a Director of the Company consistent with generally accepted insurance practices at the time the contract of insurance is taken out, to the extent permitted by law.

Director	The meaning given in section 9 of the Corporations Act.

Group	The Company and each of its Subsidiaries.

Group Company	Any entity within the Group.

Investigation	Any investigation or inquiry, examination, prosecution (whether civil, criminal, administrative or otherwise), including a royal commission, commission of inquiry or parliamentary inquiry involving or relating to the Group.

Liability	Any liability, costs, damages, fees, expenses, demands, suits, actions, proceedings or claims incurred by you in or arising out of you being a Director of the Company or acting as an authorised representative of any Group Company, whether or not involving the payment or incurring of an expense.

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Related Body Corporate	The meaning given in section 50 of the Corporations Act.

Relevant Period	The period commencing on the Appointment Date and ending on the date you cease to act as a Director of the Company.

Subsidiary	The meaning given in section 9 of the Corporations Act and extends to any other company agreed between you and the Company in writing.

you	The Director.

2	Conditions precedent

You agree to substantially comply with your material obligations under this document (including complying with instructions from, giving notice to or otherwise dealing with the Company in accordance with this document). If it is established in relation to a Claim that you have failed to comply with your obligations and the amount payable to you under this document is greater than a reasonable person would assess that it was likely to have been had you otherwise complied with your obligations (taking into account the lost opportunity to take action to mitigate the amount of the Claim), the Company is not liable to pay you to the extent of the difference.

3	Indemnity

3.1	Indemnity as a Director of the Company

(a)	Subject to clause 3.2, from the Appointment Date (and despite you ceasing to be a Director of the Company), the Company indemnifies you against any Liability to the maximum extent permitted by law.

(b)

The indemnity in clause 3.1(a) includes an indemnity against all reasonable legal costs incurred by you in connection with Claims commenced, or which you reasonably believe may be commenced, provided that nothing in this clause 3.1 shall entitle you to be indemnified in respect of any legal costs in relation to the retention by you of separate legal counsel other than in the circumstances contemplated in clause 4.2.

(c)

Subject to clause 3.2, the indemnity in clause 3.1(a) covers, to the maximum extent permitted by law, any Liability arising from any action taken by you which is subsequently determined by the Board or a Court to fall outside of your specific or general delegated authority, provided that such action is undertaken by you in good faith in the course of performing your role as a Director of the Company or its Related Bodies Corporate.

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3.2	Limitations of the indemnity

The Company will not indemnify you against:

(a)	a Liability arising out of conduct attributable to a lack of good faith on your behalf;

(b)	a Liability you owe to the Company or any of its Related Bodies Corporate;

(c)	any Liability, Claim or circumstance where to do so would involve a Group Company being in breach of any law;

(d)	a Liability to the extent that to do so would contravene the Constitution;

(e)	legal costs incurred in defending an action for a Liability incurred as a Director of the Company if the costs are incurred:

(i)

in defending or resisting proceedings in which you are found to have a Liability for which you could not be indemnified under clause 3.2(a), (b) or (c) or which the Company is not otherwise permitted by law to indemnify you;

(ii)	in defending or resisting criminal proceedings in which you are found guilty;

(iii)

in defending or resisting proceedings brought by the Australian Securities and Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established;

(iv)	in defending or resisting proceedings brought by a Group Company; or

(v)	in connection with proceedings for relief under the Corporations Act in which the Court denies the relief;

(f)	any Liability for defamation of you, or legal costs incurred in an action for defamation of you, in your role as a Director of the Company;

(g)	any Liability in connection with you bringing a Claim against the Company or any of its Related Bodies Corporate, or the possibility of you bringing such a Claim; or

(h)	any Liability which you recover under any policy of insurance or from any third party, or which any insurer or other third party satisfies directly.

3.3	Payment of indemnified amounts

If you are entitled to be indemnified under this document for a Liability which is due and payable, the Company will pay that amount at your written direction to discharge the Liability. Payment is to be made within 30 days of the date on which you provide evidence reasonably satisfactory to the Company that:

(a)	you have incurred the Liability; and

(b)	the amount is due and payable,

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or within such shorter time provided that you can demonstrate that such a Liability is payable within a shorter time.

3.4	Other indemnities and claims

(a)	You are not obliged to make a claim under any other indemnity or contract of insurance before making a claim under this document.

(b)

The indemnity given under this document is in addition to any other indemnity given by the Company to you (whether by agreement, under the Constitution, by legislation or otherwise) but nothing in this document requires the Company to pay more than once in respect of any Liability.

4	Rights to independent advice

4.1	General advice

Subject to clause 3.2, during the Relevant Period you are entitled to seek independent professional advice (including legal, accounting and financial advice) at the Company’s cost (subject to the Chair prescribing a reasonable limit on those costs) on any matter connected with the discharge of your responsibilities as a Director of the Company during the Relevant Period, including reasonable costs incurred by you in obtaining independent legal advice relating to this document, in accordance with the procedures and subject to the conditions set out below:

(a)

you must seek the prior written consent of the Chair who must give that consent promptly subject to the prescription of a reasonable limit on those costs taking into account the nature and materiality of the advice sought or, if you are the Chair, then no consent is required;

(b)	in seeking the prior written consent of the Chair, you must provide details of the:

(i)	nature of the independent professional advice;

(ii)	likely cost of seeking the independent professional advice; and

(iii)	independent adviser you propose to instruct;

(c)

all documents containing or seeking independent professional advice must clearly state that the advice is sought both in relation to the Company and to you in your personal capacity. However, the right to advice does not extend to advice concerning matters of a personal or private nature; and

(d)	the Chair may circulate any independent professional advice received by you to the remainder of the Board provided that the circulation will not constitute a waiver of privilege.

4.2	Advice relating to Claims

If you are entitled to be indemnified under this document, you may engage separate legal or other advisers (other than those advising the Company) to assist you in connection with a Claim. The Company agrees to pay all

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reasonable legal costs, charges and expenses which you incur in those circumstances if they are incurred:

(a)	before the Company assumes conduct of the Claim;

(b)	with the prior written consent of the Company; or

(c)

in circumstances where the Company has refused to authorise representation or participation by lawyers other than lawyers acting also for the Company and there is a reasonable likelihood that your interests and those of the Company would conflict if the same advisers were to act for both you and the Company.

5	Subrogation

5.1	Rights of subrogation

(a)

If the Company acknowledges that you are entitled to be indemnified under this document in respect of a Liability, the Company or any person claiming through the Company (such as the Company’s insurers), to the extent permitted by law, is entitled to be subrogated to all your rights and remedies relating to the circumstances in which the Liability arose.

(b)	The Company indemnifies you against any costs awarded against you in any Claim brought by the Company in the exercise of its right of subrogation.

5.2	Control of Claims

(a)	The Company or any person claiming through the Company may:

(i)	give you directions in relation to; or

(ii)	take over the conduct of,

a Claim in respect of which the Company acknowledges that you are entitled to be indemnified under this document.

(b)	The Company or any person claiming through the Company may exercise its rights in this clause 5.2:

(i)	in your name; or

(ii)	in its own name.

5.3	Exercise of rights by the Company

(a)	The Company must exercise its rights:

(i)	reasonably;

(ii)	having regard to the principle that your reputation should not be injured unnecessarily; and

(iii)	in accordance with clause 5.4.

(b)	If the Company takes over the conduct of a Claim, it must keep you fully and progressively informed about the conduct of the Claim and regularly consult with you.

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(c)	The obligations of the Company under this clause 5.3 are subject to the Company’s obligations to its insurers.

5.4	Settlement of a Claim

(a)	The Company must not settle a Claim without your prior written approval, or instruct you to do so, unless the Company has first satisfied you that money is available to pay the settlement amount.

(b)	Before the Company may settle or compromise a Claim, the Company must:

(i)	give you notice of its intention to settle or compromise the Claim;

(ii)	provide you with the proposed terms of settlement or compromise; and

(iii)	allow you a reasonable period in which you may object to the proposed terms of the settlement or compromise and declare your intention to assume conduct of the Claim.

(c)

If, within the period allowed under clause 5.4(b), you give written notice that you intend to assume conduct of a Claim, the Company must relinquish (or must ensure that any person claiming through it relinquishes) to you the control of the conduct of the Claim (to the extent that the Claim relates to you).

(d)

If control of the conduct of a Claim is relinquished to you in accordance with clauses 5.4(b) and 5.4(c), the liability of the Company under this document in respect of that Claim will not exceed the amount for which the Claim could have been compromised or settled at the time notice was given to you under clause 5.4(b) in respect of that Claim together with costs and expenses reasonably incurred by you up to that time.

(e)	The obligations of the Company under this clause 5.4 are subject to the Company’s obligations to its insurers.

5.5	Benefits received by the Company

(a)

The Company must account to you for any benefit it obtains as a result of the exercise of any of its rights under this document to the extent the benefit exceeds the cost of providing the indemnity and exercising those rights.

(b)	If the Company is not subrogated under this clause 5, you must account to the Company for any damages recovered by you (to a maximum amount equal to the indemnity payment made to you under clause 3).

5.6	Your obligations

You must:

(a)	act in accordance with the Constitution;

(b)	notify the Company in writing as soon as reasonably practicable (but no later than five days) after you become aware of:

(i)	the circumstances of any Claim or circumstance which could reasonably be expected to give rise to a Claim; or

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(ii)	the rejection of a claim by the Company’s D&O Policy insurer,

for which you may seek or be entitled to an indemnity under this document;

(c)	take such action as the Company or any person claiming through the Company reasonably requests to avoid, dispute, resist, appeal against, compromise or defend any Claim or any adjudication of a Claim;

(d)

not make any admissions in respect of, or settle, any Claim against you in respect of which you are seeking indemnity or may in the future seek indemnity under this document without the Company’s prior written consent;

(e)	notify the Company (or any person claiming through the Company) of any offer of settlement or compromise received in respect of a Claim;

(f)

provide any information that the Company or any person claiming through the Company reasonably requests and give to the Company or such other person all necessary and reasonable assistance as the Company or such other person needs to give you directions or to take over the conduct of Claims; and

(g)

do everything reasonable and necessary to enable the Company or any person claiming through the Company to exercise its rights of subrogation and to control Claims in your name as the Company or such other person thinks fit.

5.7	Circumstances requiring you to expend your own money

(a)	You are entitled to be reimbursed by the Company for the actual costs you reasonably incur in complying with a direction from the Company under this document (including under clauses 5.2 and 5.6).

(b)	You are not required to make any payment before enforcing your rights under this document.

5.8	Notification of Claims

The Company must notify you in writing as soon as reasonably practicable after it becomes aware of any Claims relating to, or arising out of, you being a Director of the Company.

6	Advances

6.1	Advance to cover costs and expenses

Subject to clause 6.2, the Company shall advance funds to you to meet your reasonable expenses (including legal costs) incurred in connection with defending or resisting Claims before the outcome of those Claims is known. The advance will be on such reasonable terms as the Company thinks fit, including terms relating to interest, repayment, security for the advance and conduct of the Claims.

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6.2	Effect of limitation on ability to advance

If the Company:

(a)

is not permitted to indemnify you in respect of the expenses referred to in clause 6.1, then within 30 days after receipt of a written request from the Company you must repay all funds advanced to you under clause 6.1; or

(b)

is permitted to indemnify you in respect of the expenses referred to in clause 6.1, the amount advanced must be set-off from the amount that the Company is required to pay to you under the indemnity given by this document.

7	Repayment

7.1	Circumstances requiring repayment

You must immediately (and no later than 30 days after relevant receipt, payment or subsequent finding under this clause) repay to the Company in part or in full as appropriate any amount paid to you under this document if:

(a)

you receive money or are reimbursed under the D&O Policy or other contract or insurance, or otherwise from any third party, in respect of the matters the subject of the payment or advance from the Company under this document;

(b)	an insurer or other third party satisfies directly any amount the subject of the payment or advance from the Company under this document;

(c)

it is subsequently found (whether as a result of an appealed decision or otherwise) that the Company could not under this document or otherwise by law indemnify you or provide an advance to you for such amount; or

(d)	a court of competent jurisdiction determines that you are not entitled to be indemnified or to receive an advance from the Company for such amount.

7.2	Notification

You must immediately notify the Company upon the occurrence of any of the circumstances which require you to make a repayment described in clause 7.1.

8	Board Documents

8.1	Keeping of Board Documents

The Company must ensure that, during the Access Period, it maintains a complete set of Board Documents in a systematic and organised fashion in a secure and convenient place.

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8.2	Access to the Board Documents

(a)	If reasonably requested to do so during the Access Period, the Company must ensure that you are provided with access to those Board Documents you require:

(i)	to enable you to carry out your duties as a Director of the Company;

(ii)	to obtain legal advice concerning a Claim;

(iii)	for the purpose of defending a Claim; and

(iv)	in connection with your appearance concerning Claims.

(b)	The Company must provide you with copies of the Board Documents if you request that the Company do so without charge within 14 days.

(c)

The rights granted to you by this clause 8.2 can be satisfied by the Company providing you with copies of the Board Documents except where you have demonstrated a reasonable need for you to be provided with original documents.

8.3	Request for access and copies of Board Documents

You may make a request for access to or copies of Board Documents in writing addressed and given to the Chair (or if you are the Chair no request need be made). The written request must:

(a)	include particulars of the Board Documents required by you; and

(b)	state the purpose for which the requested Board Documents are required.

8.4	Your obligations

You agree to use the Board Documents to which you are granted access or copies only for the purpose you have specified in your written request provided under clause 8.3.

8.5	Ownership

Ownership of the Board Documents remains with the Company. The Company may recall any Board Documents or copies given to you at any time.

8.6	Return of Board Documents

When requested by the Company to do so you will as soon as practicable return any Board Documents in your possession or control to the Company.

8.7	Security of Board Documents

You must keep all Board Documents and copies in your possession in a secure place and ensure that they remain confidential and not disclosed to any third party other than:

(a)	if the Company has given its prior written consent (which shall not be unreasonably withheld, delayed or conditioned);

(b)	as required by law;

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(c)	if the disclosure is made for the purpose of obtaining professional advice; or

(d)	if the disclosure is made for the purpose of defending, appealing, commencing or settling a Claim, and you have used your best endeavours to maintain the confidentiality of the Board Documents.

8.8	Privilege

(a)

If the Board Documents contain any advice to which legal professional privilege may attach, you are only entitled to have access on condition that you do not, by your own actions or that of your employees, agents or advisors, waive that privilege except for the sole purpose of defending yourself in legal proceedings.

(b)

Subject to clause 8.8(a), the Company’s grant to you of access to documents over which any Group Company claims legal professional privilege does not amount to an express or implied waiver by the Group Company of its claim to legal professional privilege against persons other than you.

(c)

If you become entitled or are required to disclose any Board Documents you must notify the Company of the intended disclosure and take all steps reasonably requested by the Company (including to procure that any of your employees, agents or advisors take such necessary steps) to avoid waiving any legal professional privilege attaching to the Board Documents except for the sole purpose of defending yourself in legal proceedings.

8.9	Interaction with other rights

This clause 8 does not limit any right of access you otherwise have to Board Documents independently of this document (including under the Corporations Act or otherwise).

9	Insurance

9.1	D&O Policy

(a)	During the Access Period the Company must, so far as a D&O Policy is reasonably available on reasonable commercial terms, maintain or procure the maintenance of a D&O Policy.

(b)	You acknowledge that the negotiation of the terms of the D&O Policy may:

(i)	involve the insurer varying the terms of the insurance policy offered which, if accepted by the Company, may provide less coverage or less favourable coverage for you;

(ii)	involve the Company deciding, acting reasonably, to balance the proposed level of premiums against the terms offered; or

(iii)	result in the Company deciding to accept varied terms or to change insurers.

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9.2	Your obligations

You agree:

(a)	to do anything the Company reasonably requires to enable the Company to take out and maintain the D&O Policy in accordance with this clause 9; and

(b)	to comply at all times with all your obligations under the D&O Policy, including reporting claims, and circumstances which could give rise to a claim.

9.3	Contravention of law

The Company is not obliged to take out or maintain any contract of insurance referred to in this clause 9 where to do so would contravene any law, provided that in respect of any current policy the Company must give you notice of its intention to terminate that policy.

9.4	Premiums

To the extent that any portion of the premium for any contract of insurance referred to in this clause 9 must not by law be paid by the Company or any member of the Group, the Company must give you notice of, and a reasonable opportunity to contribute to, that part of the additional premium which it is unable to pay (if required for the policy to be effective).

9.5	Details of policies

If requested by you, the Company must provide you, without cost and within a reasonable time after the request, with a copy of each certificate of currency in respect of any contract of insurance referred to in this clause 9. The Company will also, if requested by you, provide you with copies of the policies relevant to those certificates of currency.

9.6	Cancellation of policies

The Company must notify you in writing if the D&O Policy is cancelled or not renewed.

10	Group Companies

10.1	Acceding member

(a)

The Company must use its best endeavours to ensure that any entity in the Group of which you are a Director accedes to the terms of this document by notice in writing delivered to the Board (Acceding Member).

(b)	Upon an Acceding Member acceding to this document, references in this document to the Company are to be taken to be a reference to that Acceding Member.

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10.2	Company guarantee

The Company will guarantee all of the obligations of an Acceding Member under this document. This guarantee terminates upon the Acceding Member ceasing to be a Subsidiary of the Company.

11	Disclosure

Full particulars of the indemnities and contracts of insurance that are required under this document may be included in the Company’s directors’ and officers’ interests register and may be included in the Company’s annual report and in regulatory filings filed by the Company.

12	Company’s general law rights

The Company’s rights in this document are in addition to its rights under the general law (including rights under the general law that relate to matters dealt with by this document).

13	Variation of document

No provision of this document or right conferred by it can be varied except in writing by the parties.

14	Further acts

Each party must do anything (including execute any document) and must ensure that its employees and agents do anything (including execute any document) that the other party may reasonably require to give full effect to this document.

15	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:

(a)	no other conduct of a party (including a failure to exercise, or delay in exercising the right) operates as a waiver of right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.

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16	Operation of this document

(a)	Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person has.

(b)

Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of the document.

17	GST

17.1	Construction

In this clause 17:

(a)	unless there is a contrary indication, words and expressions which are not defined in this document but which have a defined meaning in the GST Law have the same meaning as in the GST Law;

(b)

GST Law has the same meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or, if that Act does not exist for any reason, means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act; and

(c)	references to GST payable and input tax credit entitlements include:

(i)

notional GST payable by, and notional input tax credit entitlements of the Commonwealth, a State or a Territory (including a government, government body, authority, agency or instrumentality of the Commonwealth, a State or a Territory); and

(ii)	GST payable by, and the input tax credit entitlements of, the representative member of a GST group of which the entity is a member.

17.2	Consideration GST exclusive

Unless otherwise expressly stated, all consideration, whether monetary or non-monetary, payable or to be provided under or in connection with this document is exclusive of GST (GST-exclusive consideration).

17.3	Payment of GST

If GST is payable on any supply made by:

(a)	a party; or

(b)	an entity that is taken under the GST Law to make the supply by reason of the capacity in which a party acts,

(Supplier) under or in connection with this document, the recipient of the supply, or the party providing the consideration for the supply, must pay to the Supplier an amount equal to the GST payable on the supply.

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17.4	Timing of GST payment

The amount referred to in clause 17.3 must be paid in addition to and at the same time and in the same manner (without any set-off or deduction) that the GST-exclusive consideration for the supply is payable or to be provided.

17.5	Tax invoice

The Supplier must deliver a tax invoice or an adjustment note to the recipient of a taxable supply before the Supplier is entitled to payment of an amount under clause 17.3.

17.6	Adjustment event

If an adjustment event arises in respect of a supply made by a Supplier under or in connection with this document, any amount that is payable under clause 17.3 will be calculated or recalculated to reflect the adjustment event and a payment will be made by the recipient to the Supplier or by the Supplier to the recipient as the case requires.

17.7	Reimbursements

(a)

Where a party is required under or in connection with this document to pay for, reimburse or contribute to any expense, loss, liability or outgoing suffered or incurred by another party or indemnify another party in relation to such an expense, loss, liability or outgoing (Reimbursable Expense), the amount required to be paid, reimbursed or contributed by the first party will be reduced by the amount of any input tax credits to which the other party is entitled in respect of the Reimbursable Expense.

(b)	This clause 17.7 does not limit the application of clause 17.3, if appropriate, to the Reimbursable Expense as reduced in accordance with clause 17.7(a).

17.8	Calculations based on other amounts

If an amount of consideration payable or to be provided under or in connection with this document is to be calculated by reference to:

(a)

any expense, loss, liability or outgoing suffered or incurred by another person (Cost), that reference will be to the amount of that Cost excluding the amount of any input tax credit entitlement of that person relating to the Cost suffered or incurred; and

(b)

any price, value, sales, proceeds, revenue or similar amount (Revenue), that reference will be to that Revenue determined by deducting from it an amount equal to the GST payable on the supply for which it is consideration.

17.9	No merger

This clause 17 does not merge on the completion, rescission or other termination of this document or on the transfer of any property supplied under this document.

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18	Notices

18.1	General

A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.

18.2	How to give a communication

In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current delivery address for notices;

(c)	sent to the party’s current postal address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or

(d)	sent by email to the party’s current email address for notices.

18.3	Particulars for delivery of notices

(a)	The particulars for delivery of notices are initially:

Company:

Delivery address:	48 Miller Street, Murrarie QLD 4172

Postal address:	48 Miller Street, Murrarie QLD 4172

Email:	manning@tritium.com.au

Attention:	The Directors

You:

Delivery address:	[insert]

Postal address:	[insert]

Email:	[insert]

(b)	Each party may change its particulars for delivery of notices by notice to each other party.

18.4	Communications by post

Subject to clause 18.6, a communication is given if posted:

(a)	within Australia to an Australian postal address, three Business Days after posting; or

(b)	outside of Australia to an Australian postal address or within Australia to an address outside of Australia, ten Business Days after posting.

18.5	Communications by email

Subject to clause 18.6, a communication is given if sent by electronic mail, when the electronic mail was sent to the addressee’s last notified email address, unless the sender receives a delivery failure notification, indicating that the electronic mail has not been delivered to the addressee.

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18.6	After hours communications

If a communication is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

18.7	Process service

Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 18 or in accordance with any applicable law.

19	Governing law and jurisdiction

(a)	This document is governed by and is to be construed in accordance with the laws applicable in Queensland, Australia.

(b)

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Queensland, Australia and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to proceedings being brought in those courts.

20	General

20.1	Effect of execution

This document is binding on a party to it even if it is not executed by any other person named as a party.

20.2	Construction

Unless expressed to the contrary, in this document:

(a)	words in the singular include the plural and vice versa;

(b)	any gender includes the other genders;

(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)	‘includes’ means includes without limitation;

(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

(f)	a reference to documents includes documents whether in hard copy form or stored or transmitted in electronic or other form;

(g)	a reference to consent includes the requirement that the consent must not be unreasonably withheld;

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Corrs Chambers Westgarth

(h)	a reference to:

(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

(ii)	a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation;

(iii)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(v)	a right includes a benefit, remedy, discretion or power;

(vi)	this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties; and

(vii)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions.

20.3	Headings

Headings do not affect the interpretation of this document.

20.4	Deed

This document is a deed. Factors which might suggest otherwise are to be disregarded.

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Executed as a deed.

Executed by Tritium DCFC Limited	)
ACN 650 026 314 in accordance with	)
section 127 of the Corporations Act 2001

Company Secretary/Director		Director

Name of Company Secretary/Director (print)		Name of Director (print)

Signed sealed and delivered	)
by [insert] in the presence of:	)
)

Witness

Name of Witness (print)

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